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                                                                   EXHIBIT 99.1

Grand Casinos, Inc. (ticker: GND, exchange: New York Stock Exchange) News Release - Tuesday, December 08, 1998

                      GRAND CASINOS ANNOUNCES CONCLUSION OF
                  MANAGEMENT CONTRACT FOR GRAND CASINO HINCKLEY

                Minneapolis, December 8, 1998 - Grand Casinos, Inc. (NYSE: GND) today announced that it has reached an agreement with the Mille Lacs Band of Ojibwe, effective December 1, 1998, for the early buyout of the management contract for Grand Casino Hinckley. The Mille Lacs Band has elected to exercise its option for the early buyout of the contract that was scheduled to expire on May 15, 1999. The early buyout of the contract was provided in the original seven-year management agreement and Grand Casinos will receive full value for all contracted obligations by the Mille Lacs Band. Under the early buyout agreement, Grand Casinos was compensated for the management fees the company would have received had it managed Grand Casino Hinckley through the original contract expiration date.

                Grand Casinos seven-year management contract with the Mille Lacs Band for Grand Casino Mille Lacs had previously concluded on April 2, 1998. The Mille Lacs Band will assume sole responsibility for the operations of its two casino resorts in Minnesota. The original management agreements between Grand Casinos and the Mille Lacs Band granted the Band the right to continue use of the "Grand Casino" brand name beyond the term of the management agreements.

                Grand Casino Hinckley and Grand Casinos Mille Lacs were developed into full-scale destination resorts during the term of the management agreements. Grand Casinos managed all aspects of development and operations for the two properties from master planning and financing to construction and marketing, with particular emphasis on training and development of the casinos' tribal employees. The Mille Lacs Band and Grand Casinos have enjoyed a successful partnership, lasting over an eight-year period. Both entities are proud of the Grand Casino resort operations in Minnesota, which are considered among the most profitable and well-run Indian gaming establishments in the United States.

                Grand Casinos continues to manage two casino resorts in Louisiana, Grand Casino Avoyelles in Marksville, Louisiana, and Grand Casino Coushatta in Kinder, Louisiana. Following the company's previously announced plans to merge its Mississippi operations with the gaming operations of Hilton Hotels Corporation, the two Grand Casino properties in Louisiana will be managed by Lakes Gaming, Inc. Shares in Lakes Gaming, a new publicly held company, will be distributed to current shareholders of Grand Casinos common stock. Existing management of Grand Casinos will manage Lakes Gaming. This transaction is expected to be completed by year-end 1998.





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                Grand Casinos, Inc. is a publicly traded company listed on the
                New York Stock Exchange under the trading symbol GND. The company currently owns and operates the three largest casino resorts in the state of Mississippi and manages two land-based casino resorts in Louisiana.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.



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                FOR FURTHER INFORMATION CONTACT:
                Jaye Snyder 612-449-8556


                  "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Grand Casinos, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.